Exhibit 10.6

Execution Version

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Modification”), dated as January 18, 2024, is made by and among (a) VENUS CONCEPT USA INC., a Delaware corporation (the “Borrower”), (b) each of (i) VENUS CONCEPT INC., a Delaware corporation (the “Venus Inc.”), (c) VENUS CONCEPT CANADA CORP., a corporation incorporated under the laws of the Province of Ontario (“Venus Canada” and, together with Venus Inc., the “Existing Guarantors”), (d) VENUS CONCEPT LTD., a company formed under the Companies Law of Israel (the “Israeli Grantor” and, together with the Existing Guarantors, the “Guarantors”; the Guarantors, together with the Borrower, the “Loan Parties”), (e) CITY NATIONAL BANK OF FLORIDA, as the lender (the “Lender”) and (f) each of (i) MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership (“Madryn US”) and (ii) MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP, a Cayman Islands limited partnership (“Madryn Cayman” and, together with Madryn US, the “Madryn Junior Creditors”; the Madryn Junior Creditors, together with the Lender and the Loan Parties are hereinafter referred to as the “Parties”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Main Street Loan Agreement (as defined below).

RECITALS:

A.
The Borrower and Lender entered into that certain Loan and Security Agreement (Main Street Priority Loan Facility), dated as of December 8, 2020 (as amended by that certain Loan Modification Agreement, dated as of October 4, 2023 (the “First Loan Modification”), between the Loan Parties, the Lender and the Madryn Junior Creditors, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Loan Agreement”; the Original Main Street Loan Agreement, as amended by this Modification, the “Main Street Loan Agreement”).

B.
The Main Street Loan is further evidenced by that certain Promissory Note (Main Street Priority Loan Facility), dated December 8, 2020 (as amended by the First Loan Modification, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time the “Main Street Note”), executed and delivered by the Borrower to and in favor of the Lender in the original principal amount of $50,000,000.00.

C.
In connection with the Main Street Loan, on December 8, 2020, the Borrower executed and delivered to the Lender that certain Main Street Priority Loan Facility Borrower Certifications and Covenants, Instructions and Guidance issued on June 11, 2020 (the “Certifications”).

D.
In connection with the Main Street Loan, Venus Inc. issued a Guaranty of Payment and Performance, dated as of December 8, 2020 (as amended by the First Loan Modification, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Main Street Guaranty”; the Original Main Street Guaranty, as amended by this Modification, the “Main Street Guaranty”), in favor of the Lender, and Venus Canada acceded to the Original Main Street Guaranty pursuant to the First Loan Modification.

E.
In connection with the Main Street Loan, (i) the Borrower, each Madryn Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended by the First Loan Modification, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Borrower Main Street Subordination Agreement”), (ii) Venus Inc., each Madryn Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended by the First Loan Modification, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Venus Inc. Main Street Subordination Agreement”), (iii) Venus Canada, each Madryn Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of December 8, 2020 (as amended by the First Loan Modification, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Canada Main Street Subordination Agreement”), and (iv) the Israeli Grantor, each Madryn Junior Creditor and the Lender entered into that certain Subordination of Debt Agreement, dated as of October 4, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Israeli Main Street Subordination Agreement” and, together with the Borrower Main Street Subordination Agreement, the Venus Inc. Main Street Subordination Agreement and the Canada Main Street Subordination Agreement, the “Madryn Main Street Subordination Agreements”), in each case, pursuant to which each Madryn Junior Creditor subordinated the Junior Debt (as defined in the applicable Madryn Main Street Subordination Agreement) to the Obligations. The Main Street Loan Agreement, the Main Street Note, the Main Street Guaranty, the Madryn Main Street Subordination Agreements and the New Main Street Subordination Agreement (as defined below) are hereinafter referred to as the “Main Street Loan Documents”.

F.
The Borrower (a) will be unable to comply with the Minimum Deposit Relationship obligations set forth in Section 7(a) of the Main Street Loan Agreement for the monthly period ending on November 30, 2023 and an Event of Default will occur if such compliance is not cured within the time period set forth therein as has been extended by Lender prior to the date hereof and as set forth herein and (b) will be unable to comply with the Minimum Deposit Relationship obligations set forth in Section 7(a) of the Main Street Loan Agreement for the monthly period ending on December 31, 2023 and an Event of Default will occur if such compliance is not cured within the time period set forth therein as may be extended by Lender prior to the date hereof and as set forth herein (the “2023 Minimum Deposit Requirements”).

G.
In order to satisfy the 2023 Minimum Deposit Requirements and avoid the occurrence of any Event of Default relating thereto and as a condition to Lender’s agreement herein to defer the testing of the Minimum Deposit Relationship obligations set forth in Section 7(a) of the Main Street Loan Agreement for the monthly periods ending on January 31, 2024, February 28, 2024, March 31, 2024, and April 30, 2024, the Borrower has requested that the Lender (i) consent to Venus Inc.’s issuance of secured subordinated convertible promissory notes (as amended, modified or supplemented from time to time, the “EW Notes”) in an aggregate principal amount not to exceed $2,000,000 (the “EW Junior Debt”) to EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “EW Junior Creditor” and together with the Madryn Junior Creditor, the “Junior Creditors”) pursuant to the terms of a Note Purchase and Registration Rights Agreement (as amended, modified or supplemented from time to time, the “EW NPA”) dated as of the date hereof by and among the Loan Parties and the EW Junior Creditor, which will be secured pursuant to the terms of that certain Guaranty and Security Agreement (as amended, modified or supplemented from time to time, the “EW Security Agreement” and, together with the EW NPA and the EW Notes, the “EW Notes Documents”) dated as of the date hereof by and among the Loan Parties and the EW Junior Creditor by a first priority lien over the ERC Claim (as defined therein) and proceeds thereof (the “ERTC Collateral”) and a lien over the other Collateral (as defined therein) subordinated to the Lender’s lien pursuant to the New Subordination Agreement (as defined below) and (ii) subordinate its security interest over the ERTC Collateral to the security interest of the EW Junior Creditor over the ERTC Collateral pursuant to the terms of, and in accordance with, the New Main Street Subordination Agreement (as defined below) (collectively the “EW Notes Transaction”).

H.
As consideration for the Lender’s consent to the EW Notes Transaction and its entry into this Modification, (i) each Madryn Junior Creditor has agreed to reaffirm the subordination of the Junior Debt (as defined in the applicable Madryn Main Street Subordination Agreement) to the Obligations as set forth in the Madryn Main Street Subordination Agreements, (ii) the EW Junior Creditor has agreed to subordinate the EW Junior Debt to the Obligations as set forth in the New Main Street Subordination Agreement, (iii) each Loan Party has agreed to reaffirm the terms of the Main Street Loan Documents to which it is a party as set forth herein and (iv) the Parties have agreed to amend the Original Main Street Loan Agreement and the Original Main Street Guaranty as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to be legally bound, agree as follows:

SECTION 1.          Amendments to the Original Main Street Loan Agreement.  Effective as of the Effective Date (as defined below), the Original Main Street Loan Agreement is hereby amended as follows:

(a)          Section 1(s) is hereby deleted in its entirety and replaced with the following:

“ “Loan Documents” shall mean any and all documents evidencing, securing or executed in connection with the Loan, including, without limitation, (i) the Note, (ii) this Agreement, (iii) that certain Loan Modification Agreement, dated as of October 4, 2023 (the “First Modification”), among the Lender, the Borrower, the Guarantors, Venus Concept Ltd., a company formed under the Companies Law of Israel (the “Israeli Grantor”, and together with the Original Guarantor and the Borrower, the “IP Grantors”; the Israeli Grantor, together with the All-Assets Grantors, the “Grantors”) Madryn Health Partners, LP, a Delaware limited partnership (“Madryn DE”), and Madryn Health Partners (Cayman Master), LP, a Cayman Islands limited partnership (“Madryn Cayman” and, together with Madryn DE, the “Madryn Junior Creditors”), (iv) that certain Loan Modification Agreement, dated as of January 18, 2024 (the “Second Modification”) among the Lender, the Obligors, and the Madryn Junior Creditors, (v) the Main Street Subordination Agreements (as defined in the Second Modification) and (vi) that certain intercreditor agreement, dated as of January 18, 2024, (the “Intercreditor Agreement”) among the Obligors, the Lender, the Madryn Junior Creditors, EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “EW Junior Creditors”).”

(b)          Section 1(x) is hereby deleted in its entirety and replaced with the following:

“ “Obligor” shall mean the Borrower, the Grantors, any subsidiary of the Borrower, any other guarantor, accommodation endorser, third-party grantor, or any other party liable with respect to the Obligations.”

(c)          Section 1(y) is hereby amended by deleting “and (x) the Madryn Debt.” and replacing it with the following:

“ (x) the Madryn Debt and (y) the EW Junior Debt.”

(d)          Section 1(z)(iii) is hereby deleted in its entirety and replaced with the following:

“ (iii) (1) liens over the ERTC Collateral securing the EW Junior Debt and (2) liens securing Permitted Debt that are junior or pari-passu to any lien securing the Loan;”

(e)          Section 4(a) is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Notwithstanding anything to the contrary set forth herein, (x) the term “Collateral” shall not include any Excluded Property and (y) the Lender’s security interest over the ERTC Collateral (as defined in the Second Modification) shall be subordinated pursuant to the terms of the New Main Street Subordination Agreement (as defined in the Second Modification) to the EW Junior Creditor’s security interest over such ERTC Collateral as security for Venus Inc.’s obligations to the EW Junior Creditor as issuer of secured subordinated convertible promissory notes in an aggregate principal amount not to exceed $2,000,000 (the “EW Junior Debt”).”

(f)          Section 7(a) is hereby deleted in its entirety and replaced with the following:

“Depository Relationship.  At all times during the term of the Loan, the Borrower shall maintain with Lender (i) its primary depository account(s), including its primary Operating Account(s), and (ii) its primary Treasury Management Services.  As used herein, “Operating Account(s)” shall mean bank accounts that facilitate the collection of sales, including accounts receivable, and the payment of expenses and payroll disbursements; and “Treasury Management Services” shall mean commercial banking platforms that facilitate the origination of wire transfers and ACH transactions, the transfer of funds between accounts, positive pay decisioning, remote capture of check deposits and/or other electronic banking services. In addition, (i) as of October 24, 2023, Borrower shall have a deposit ledger balance with Lender of not less than $3,000,000 and (ii) commencing with the month ending November 30, 2023 the Borrower shall maintain a minimum average daily deposit ledger balance with the Lender together with funds in all other Related Accounts (as defined below) in an amount equal to or greater than $3,000,000 as of the end of each month (the “Minimum Deposit Relationship”), to be tested on a monthly basis in accordance with Section 7(a)(ii).  The Minimum Deposit Relationship may be satisfied by reference to the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with Lender plus the aggregate funds on deposit at any given time in all accounts of the Loan Parties maintained with any other bank or financial institution that are subject to a deposit account control agreement (or similar agreement) in favor of Lender (collectively, the “Related Accounts”).  To the extent such Related Accounts are included in the calculation of the Minimum Deposit Relationship, Lender may exercise its right of setoff against any such Related Accounts.  Notwithstanding the foregoing, if the Minimum Deposit Relationship is not satisfied in accordance with the foregoing for any test date with respect to any month ending on or prior to March 31, 2024, Borrower shall have until April 30, 2024 (or such longer period as Lender may agree in writing (including by e-mail)) to obtain or provide additional funds such that the aggregate deposit ledger balance of the Loan Parties with the Lender together with funds in all other Related Accounts equals or exceeds $3,000,000 (or such greater amount agreed to by the Lender and the Borrower pursuant to Section 4(j)(ii)) (the “Liquidity Cure”) and if Borrower completes such Liquidity Cure no default or Event of Default shall have occurred hereunder with respect to such failure to satisfy the Minimum Deposit Relationship.”

SECTION 2.      Subordination of Security Interest over ERTC Collateral, Consent to EW Notes Transaction and Acknowledgement. As of the Effective Date, the Lender hereby (a) subordinates solely its security interest over the ERTC Collateral pursuant to and in accordance with the terms of the New Main Street Subordination Agreement, (b) consents to the EW Notes Transaction and the terms of the EW Notes Documents and, (c) acknowledges and agrees that upon deposit of the net proceeds from the sale of the EW Notes pursuant to the EW Notes Transaction in a bank account of the Loan Parties maintained with the Lender, the Minimum Deposit Relationship obligations set forth in Section 7(a) of the Main Street Loan Agreement for the testing dates occurring on November 30, 2023 and December 31, 2023 shall be deemed satisfied and no default or Event of Default shall be deemed to have occurred with respect thereto.

SECTION 3.    Subordination of Junior Debt. As of the Effective Date, each Madryn Junior Creditor reaffirms the subordination of the Junior Debt (as defined in the applicable Madryn Main Street Subordination Agreement) to the Obligations as set forth in the Madryn Main Street Subordination Agreements.

SECTION 4.      Conditions Precedent.  This Modification and its provisions shall become effective on the first date on which all of the following conditions precedent shall have been satisfied (the “Effective Date”), as such satisfaction is determined by the Lender and evidenced by the Lender’s confirmation of the same to the Borrower, either in writing or by e-mail:

(a)          On or before the Effective Date, the Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

(i)          This Modification, executed and delivered by a duly authorized officer of each Loan Party;

(ii)        That certain subordination of debt agreement, dated as of the date hereof, between the EW Junior Creditor, the Lender and each Loan Party (the “New Main Street Subordination Agreement”), executed and delivered by a duly authorized officer of each party thereto;

(iii)        The EW Note Documents, executed and delivered by a duly authorized officer of each party thereto;

(iv)       The Pari Passu Intercreditor Agreement (as defined in the EW Security Agreement), executed and delivered by a duly authorized officer of each party thereto; and

(v)          The following supporting documents with respect to each Loan Party (A) a copy of its constituent documents certified as of a date reasonably close to the Effective Date to be a true and accurate copy by the Secretary of State or similar governmental authority of its jurisdiction of formation, (B) a certificate of the Secretary of State or similar governmental authority of each Loan Party’s jurisdiction of formation as to its existence and good standing, (C) a certificate of the Secretary of State or similar governmental authority of each jurisdiction (other than its jurisdiction of formation) in which each Loan Party does business as to its qualification as a foreign entity in such jurisdiction, (D) a copy of its by-laws, partnership agreement or operating agreement, certified by its secretary or assistant secretary, general partner, manager or other appropriate person to be a true and accurate copy in effect on the Effective Date, (E) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate person as to the incumbency and signatures of its officers or other persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Modification and (F) a copy of the resolutions or unanimous written consent of its board of directors, sole manager, sole member or governing body, as applicable, certified by its secretary or assistant secretary to be a true and accurate copy of the resolutions or unanimous written consent of such board of directors, sole manager, sole member or governing body, as applicable, or other appropriate resolutions or consents of its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Effective Date, authorizing the execution and delivery by it of this Modification and any other document related to the Main Street Loan Documents delivered on the Effective Date and the performance by it of all its obligations hereunder and thereunder.

(b)          On the Effective Date, (i) the representations and warranties made by each Loan Party in each Main Street Loan Document (including, for the avoidance of doubt, this Modification and the New Main Street Subordination Agreement) to which such Loan Party is a party, in each case, are true and correct in all material respects and (ii) after giving effect to this Modification, no Default or Event of Default under any Main Street Loan Document (including this Modification and the New Main Street Subordination Agreement) shall exist.

(c)          The Lender shall have received evidence, in form and substance satisfactory to it in its sole discretion, that the EW Notes Transaction has closed and that the net proceeds from the issuance of the EW Junior Debt pursuant to the EW Notes Transaction have been deposited into an account of the Loan Parties maintained with the Lender.

(d)          The Borrower shall have paid to or as directed by the Lender any and all fees, costs and expenses incurred by the Lender in connection with the transactions contemplated herein, including the negotiation and preparation of this Modification and all of the documents related thereto, including all costs associated with due diligence, field audit fees, and the Lender’s legal fees, costs and expenses.

SECTION 5.      Reaffirmation by the Loan Parties. Each Loan Party hereby reaffirms all the terms, provisions, and representations contained in the Main Street Loan Documents to which it is a party (including, for the avoidance of doubt, the continued effectiveness of the security interest in favor of the Lender, for its own benefit and as agent for its affiliates, over such Loan Party’s Collateral created pursuant to Section 4(a) of the Main Street Loan Agreement).  Each Loan Party agrees and confirms that, as of the Effective Date, the Main Street Loan Documents to which it is a party are in full force and effect and are binding upon and enforceable against such Loan Party in accordance with their respective terms and provisions. As used in the Main Street Loan Documents, the Parties agree that the term “Loan Agreement” shall mean the Main Street Loan Agreement and the term “Guaranty” shall mean the Main Street Guaranty. The Parties hereby agree that this Modification shall constitute a “Loan Document” as such term is used in the Main Street Loan Documents. Each Loan Party represents, warrants and covenants that (a) the execution, delivery and performance of this Modification has been duly authorized by all requisite action of such Loan Party and (b) the representations and warranties made by such Loan Party in the Main Street Loan Documents to which it is a party are true and correct immediately prior to, and as of, the Effective Date. The Borrower hereby represents, warrants and covenants that all of the representations and warranties made by the Borrower in the Certifications are true and correct immediately prior to, and as of, the Effective Date and reaffirms all of the terms, provisions, and representations contained in the Certifications.

SECTION 6.       No Implied Waiver or Course of Dealing.  Except as expressly amended, consented to or waived in this Modification, nothing contained herein or in any course of dealing between the Parties shall be deemed or construed as a waiver, expressed or implied, of any of the terms and provisions of the Main Street Loan Documents or to otherwise impair the rights and remedies available to the Lender thereunder.

SECTION 7.      Successors and Assigns.  This Modification shall inure to the benefit of and be binding on the Parties hereto and their heirs, legal representatives, successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by such Loan Party without such Lender consent shall be null and void).

SECTION 8.      Limited Effect.  Except as expressly amended and modified by this Modification, the Main Street Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, that, upon the Effective Date, each (a) reference therein and herein to “Loan Documents” or “Main Street Loan Documents” shall be deemed to include, in any event, this Modification and the New Main Street Subordination Agreement, (b) each reference to the “Loan Agreement” in any of the Main Street Loan Documents shall be deemed to be a reference to the Main Street Loan Agreement as amended hereby, (c) each reference to the “Guaranty” in any Main Street Loan Document shall be deemed to be a reference to the Main Street Guaranty as amended hereby and (d) each reference in any Main Street Loan Document to “this Agreement” or “this Guaranty” as applicable, or “hereof”, “herein” or words of similar effect in referring to such Main Street Loan Document shall be deemed to be references to such Main Street Loan Document as amended by this Modification.  This Modification shall not constitute a novation of any Main Street Loan Document but shall constitute modifications thereof.

SECTION 9.     Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Modification may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the Parties hereto may execute this Modification by signing any such counterpart.  This Modification may be executed and delivered via facsimile or electronic mail via .pdf., and when executed and delivered shall be deemed an original.

SECTION 10.    Enforceability.  Should any one or more of the provisions of this Modification be determined to be illegal or unenforceable as to one or more of the Parties hereto, all other provisions shall nevertheless remain effective and binding upon the Parties hereto.

SECTION 11.    Governing Law.  This Modification and its validity, construction and performance shall be governed in all respects by the laws of the State of Florida, without giving effect to principles of conflict of laws.  The Parties hereto consent to the jurisdiction of the courts of the State of Florida located in Miami-Dade County, Florida and the federal courts of the United States located in Miami-Dade County, Florida for the purpose of any action or proceeding instituted by any party relating to this Modification, and waive as a defense in any such action or proceeding any assertion that they are not subject to such jurisdiction or that such action or proceeding may not be brought in such courts.

SECTION 12.    Further Assurances.  From time to time, upon the request of Lender, the Loan Parties shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem reasonably necessary or desirable to confirm this Modification and the terms and conditions hereof, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

SECTION 13.    No Defenses, Set-offs, Claims or Counterclaims.  Each Loan Party acknowledges and agrees that, as of the Effective Date, they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of the Main Street Loan Documents, or any past or present relationship between or among any of them, the Lender, or any of their respective past, present and/or future parent, subsidiary and affiliated entities and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of the Obligations, or to seek affirmative relief or damages of any kind or nature from Lender.

SECTION 14.    Waiver and Release.  As of the Effective Date, each of the Loan Parties, on their own behalf and on behalf of each of their respective past, present and future predecessors, successors, subsidiaries, parent entities, assigns, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each Loan Party and each of the other foregoing entities and individuals, each of their respective predecessors, successors, assigns, and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and entities claiming or acting by, through, under or in concert with any of the Loan Parties (collectively, the “Loan Party Releasors”), hereby fully and forever release, relinquish, discharge and acquit Lender and their respective past, present, and future predecessors, successors, subsidiaries, parent entities, assigns, participants, shareholders, partners, members, owners, other principals, affiliates, managers, and, with respect to each of the foregoing entities and individuals, each of their respective predecessors, successors, assigns, participants and past and present shareholders, partners, members, owners, other principals, affiliates, managers, employees, officers, directors, attorneys, agents, other representatives, insurers and any other individuals and/or entities claiming or acting by, through, under or in concert with each such entity or individual (collectively, the “Lender Party Releasees”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages (including, without limitation, special, punitive, indirect or consequential damages), expenses, claims of offset, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, arising prior to the Effective Date, directly or indirectly, in any manner from and/or out of (i) any Main Street Loan Document, including this Modification, (ii) Lender’s acts, statements, conduct, representations and omissions made in connection therewith and the negotiation of this Modification, and (iii) any fact, matter, transaction or event relating thereto, whether known or unknown, suspected or unsuspected, which could, might or may be claimed to have existed, whether liquidated or unliquidated, each though fully set forth herein at length (collectively, the “Released Claims”).

As of the Effective Date, the Loan Party Releasors hereby waive the provisions of any applicable laws restricting the release of the Released Claims which the Loan Party Releasors do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases.  The Loan Party Releasors hereby agree, represent and warrant to Lender that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Loan Party Releasors further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that the Loan Party Releasors nevertheless hereby intend to release, discharge and acquit the Lender Party Releasees set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Main Street Loan Documents and all dealings in connection therewith.

The Loan Party Releasors hereby acknowledge that they have not relied upon any representation of any kind made by the Lender or any affiliate of Lender in making the foregoing release.

The Loan Party Releasors represent and warrant to Lender that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Loan Party Releasor agrees to indemnify, protect, defend and hold each of the Lender Party Releasees harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

SECTION 15.    WAIVER OF JURY TRIAL.  EACH LOAN PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MODIFICATION OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH LOAN PARTY HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS MODIFICATION BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.  EACH LOAN PARTY REPRESENTS THAT IT REVIEWED THESE WAIVERS AND AFTER CONSULTATION WITH LEGAL COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH RIGHTS.  IN THE EVENT OF LITIGATION, A COPY OF THIS MODIFICATION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Modification is made effective as of the day and year first above written.

BORROWER:

VENUS CONCEPT USA INC., a Delaware corporation

By:	/s/ Rajiv DeSilva
Name: Rajiv DeSilva
Title: President and Assistant Secretary

GUARANTORS:

VENUS CONCEPT INC., a Delaware corporation

By:	/s/ Rajiv DeSilva
Name: Rajiv DeSilva
Title: Chief Executive Officer

VENUS CONCEPT CANADA CORP., a Corporation incorporated under the laws of the Province of Ontario

By:	/s/ Hemanth Varghese
Name: Hemanth Varghese
Title: President and General Manager

ISRAELI GRANTOR:

VENUS CONCEPT LTD., a company formed under the Companies Law of Israel

By:	/s/ Rajiv DeSilva
Name: Rajiv DeSilva
Title: Chief Executive Officer

[Signature Page to Second Loan Modification Agreement]

LENDER:
CITY NATIONAL BANK OF FLORIDA

By:	/s/ Luis F. Moran
Name: Luis F. Moran
Title: Vice President

[Signature Page to Second Loan Modification Agreement]

MADRYN JUNIOR CREDITORS, for purposes of Section 3 hereof:

MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP, its general partner

By: MADRYN HEALTH ADVISORS GP, LLC, its general partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

MADRYN HEALTH PARTNERS, (CAYMAN MASTER), LP, a Cayman Islands limited partnership

By: MADRYN HEALTH ADVISORS, LP, its general partner

By: MADRYN HEALTH ADVISORS GP, LLC, its general partner

By:	/s/ Avinash Amin
Name: Avinash Amin
Title: Member

[Signature Page to Second Loan Modification Agreement]